UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2018

MURPHY OIL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8590	71-0361522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Peach Street P.O. Box 7000, El Dorado, AR	71730-7000
(Address of principal executive offices)	(Zip Code)

870-862-6411
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01. Other Events

SUPPLEMENT TO PROXY STATEMENT FOR THE

2018 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON WEDNESDAY, MAY 9, 2018

Murphy Oil Corporation (the “Company”) is providing the additional information below in connection with Proposal 2 – Advisory Vote to Approve Executive Compensation to be voted upon at the Company’s 2018 Annual Meeting of Stockholders.

Annual Incentive Plan Goal Setting

Each year, management develops a rigorous business plan that reflects the Company’s strategy for achieving competitive operating and financial results which will generate satisfactory returns for our shareholders. The business plan considers competitive conditions in the oil and gas sector, including the forecast for improvements or reductions in oil and gas pricing. The business plan is the source of the performance goals approved by the Executive Compensation Committee (the “Committee”) for purposes of our annual incentive plan. These performance goals are rigorously analyzed and subject to considerable review by the Committee. As discussed in our proxy statement, the Committee modified the 2018 annual incentive plan performance metrics to increase the profile for the role of capital efficiency and financial discipline by adding and giving significant emphasis to EBITDA/Average Capital Employed. The Committee is committed to this same rigorous process for establishing the 2019 performance goals for the annual incentive plan.

As discussed in our proxy statement, for 2017, the performance criteria utilized by the Committee for the determination of annual incentive plan awards included a mixture of a safety performance metric (Total Recordable Incident Rate, or TRIR), an environmental performance metric (Spill Rate), financial metrics (EBITDA/BOE, or barrel of oil equivalent, and Lease Operating Expense/BOE) and operating metrics (Reserves Replacement and Production Target, or BOE per day) designed to work across the Company.

In selecting objective performance metrics and establishing challenging target, threshold and maximum levels of required performance, the Committee considered the upcoming year’s budget and outlook in light of the unique dynamics of the oil exploration and production sector at that point in time. Rather than only examining last year’s targets and actual results which may not represent the changes affecting our industry, the Committee’s goalsetting reflect the particular market trends that are likely to impact our business based on current activity.

For 2017, we were responding to a change in operational forces from the previous year, as a recovery in oil prices from their depressed 2016 levels led to expected lower production rates and returns owing to drilling cutbacks and asset divestitures. In the face of lower prices in 2016, the Company acted as important stewards of our capital, by deciding to decrease drilling activity rather than issue equity or take on debt to finance production growth. Production levels in 2017 were also impacted by the sale of the Company’s interest in Syncrude Canada Ltd. in June 2016 and the Seal area oil field in January 2017. The production target established by the Committee reflected the expected lower 2017 production levels, but remained above the production levels contained in the Company’s approved operating budget. The industry-wide effort to ramp up drilling resulted in the need for the Company’s contractors to add a large number of personnel through new hires who would be less experienced, which made it important for us to focus on safety challenges, as TRIR and Spill Rates were expected to increase.

As such, 2017 goals are not necessarily comparable to the goals or performance the Company established in 2016. For 2017, BOE per day was expected to be lower than the prior year due to reductions in drilling during 2016. EBITDA/BOE and Lease Operating Expense/BOE were expected to be impacted by increased expenses resulting from the renewed drilling activity and service sector prices. TRIR and Spill Rate were expected to increase due to more drilling activities and additional personnel through new hires who are less experienced in the industry.

Performance Share Unit Awards (“PSUs”) – Measurement Period

As explained in our proxy statement, PSUs awarded in 2017 will be eligible to vest in three years based on how the Company’s total shareholder return (“TSR”) compares to the TSR of an index of the comparator group of energy companies. The 2017 PSU awards contain four equally weighted measurement periods: year 1; year 2; year 3; and years 1-3 combined. Achievement of the 50th percentile TSR of the TSR peer group is required for vesting and payment of 100% of the target PSUs awarded; achievement of the 90th percentile TSR of the TSR peer group is required for vesting and payment of 150% of the target PSUs awarded; and achievement of the 25th percentile TSR of the TSR peer group is required for the vesting and payment of 50% of the target PSUs awarded. A prorated percentage of PSUs can vest and be paid for performance between the 25th and 90th TSR percentiles. No payment is made for achievement below the 25th percentile TSR of the TSR peer group.

The Committee recognizes that shareholders may be more focused on demonstrated longer-term performance cycles. The Committee’s intent, beginning with the 2019 awards, pursuant to the Company’s Long-Term Incentive Plan, is that TSR metrics be based on a multi-year measurement period, rather than a one-year measurement period.

PSUs – Vesting Cap for Negative Absolute TSR

In addition to adjusting the PSU performance measurement period as discussed above, to further align the payouts our executives receive with our shareholders’ returns, the Committee’s intent, beginning with the 2019 awards, pursuant to the Company’s Long-Term Incentive Plan, is that relative TSR PSU award terms will not allow for vesting above the target level of performance, regardless of above-target relative TSR performance, if the Company has not achieved positive absolute TSR over the same performance measurement period.

The Committee is committed to reviewing the Company’s executive compensation structure and making modifications when it believes that it is in the best interest of the Company and its shareholders.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2018	MURPHY OIL CORPORATION

	By:	/s/ Walter K. Compton
Walter K. Compton
Executive Vice President & General Counsel

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